Exhibit 4.2

Execution Version

FOURTH AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

This Fourth Amended and Restated Investors’ Rights Agreement dated as of November 7, 2011 (this “Agreement”), is made by and among BIND Biosciences, Inc., a Delaware corporation (the “Company”); the persons and entities listed on Schedule A (each a “Purchaser,” and collectively, the “Purchasers”); the persons and entities listed on Schedule B (collectively, the “Licensor Stockholders”); the entities listed on Schedule C (the “Founder Trusts”) and Omid Farokhzad, Paul Goldenheim and Robert S. Langer, Jr. (each individually a “Founder,” collectively the “Founders,” and together with the Licensor Stockholders and the Founder Trusts, the “Initial Stockholders”).

WHEREAS, the Company, certain of the Purchasers (the “Prior Purchasers”) and the Initial Stockholders are parties to a Third Amended and Restated Investors’ Rights Agreement dated as of June 14, 2010 (the “Former Investors’ Rights Agreement”);

WHEREAS, the Company and certain of the Purchasers (the “D Investors”) are parties to the Series D Preferred Stock Investment Agreement and Series BRN Preferred Stock Investment Agreement dated as of October 27, 2011 (the “Purchase Agreement”) pursuant to which the D Investors have agreed to purchase shares of the Company’s Series D Convertible Preferred Stock, par value $0.0001 per share (the “Series D Preferred Stock”) and shares of the Company’s Series BRN Convertible Preferred Stock, par value $0.0001 per share (the “Series BRN Preferred Stock”);

WHEREAS, such Purchasers have made it a condition precedent to their purchase of shares of Series D Preferred Stock and Series BRN Preferred Stock pursuant to the Purchase Agreement that the Former Investors’ Rights Agreement be amended and restated in its entirety as set forth herein; and

WHEREAS, the Company and the undersigned Prior Purchasers and Initial Stockholders have the power to amend and restate the Former Investors’ Rights Agreement as set forth herein pursuant to Section 6.5 thereof, such amendment and restatement to be binding on all parties to the Former Investors’ Rights Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, the Former Investors’ Rights Agreement is hereby amended and restated in its entirety as set forth herein.

1. Covenants of the Company. The Company covenants and agrees that so long as (i) at least 3,100,000 shares of Preferred Stock (as defined below) are outstanding (subject to equitable adjustment for stock splits, stock dividends and similar events) or (ii) the Purchasers hold of record and beneficially not less than four percent (4%) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) (treating each share of Preferred Stock on an as-converted to Common Stock basis), it will perform and observe the covenants and provisions set forth in this Section 1 below. For purposes of this Agreement, “Preferred Stock” means collectively the Company’s Series A Convertible Preferred Stock, $0.0001 par value per share

(the “Series A Preferred Stock”), the Company’s Series B Convertible Preferred Stock, $0.0001 par value per share (the “Series B Preferred Stock”), the Company’s Series C Convertible Preferred Stock, $0.0001 par value per share (the “Series C Preferred Stock”), the Company’s Series C-1 Convertible Preferred Stock, $0.0001 par value per share (the “Series C-1 Preferred Stock”), and the Series D Preferred Stock.

1.1 Financial Statements. The Company will maintain true and accurate books of account in accordance with generally accepted accounting principles applied on a consistent basis (except that the Company will not be required to record the annual valuation and adjustments for its share-based compensation expense under Statement of Financial Accounting Standards No. 123R, recording gains/losses on exchange rates, revenue and deferred revenue and other such valuation analysis tied to year-end until the time it delivers audited financial statements pursuant to Section 1.1(a) below), keep full and complete financial records, and furnish the following reports to (i) each Purchaser who holds at least 305,060 shares of Preferred Stock (subject to equitable adjustment for stock splits, stock dividends and similar events) (each a “Major Stockholder”), and (ii) The Brigham and Women’s Hospital, Inc. (“Brigham”) for so long as it holds at least 10,000 shares of Common Stock (subject to equitable adjustment for stock splits, stock dividends and similar events):

(a) as soon as practicable, but in any event within one hundred ninety (190) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholders’ equity as of the end of such year, and a schedule as to the sources and applications of funds for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis, and audited and certified by such independent public accountants of nationally recognized standing selected by the Company and approved by the holders of shares representing a majority of the voting power of the Preferred Stock held by the Purchasers;

(b) as soon as practicable, but in any event within thirty (30) days after the end of each month other than the last month of any quarter, an unaudited profit and loss statement and a cash flow statement and the balance sheet as of the end of such month;

(c) as soon as practicable, but in any event within forty-five (45) days after the end of each fiscal quarter, an unaudited profit and loss statement and a cash flow statement and the balance sheet as of the end of such fiscal quarter; and

(d) such other financial information of the Company as the Major Stockholders may reasonably request, including certificates of the principal financial officer of the Company concerning compliance with the covenants of the Company prescribed under this Section 1. (The Major Stockholders agree that they will endeavor to develop a common set of financial reporting requirements with the Audit Committee of the Board of Directors of the Company in order to minimize the need for customized reports under this Section 1.1(d), which shall not affect Section 1.12 hereof.)

1.2 Operating Plan; Other Reporting. The Company will prepare and deliver to each Major Stockholder, on or before the first day of each fiscal year, an annual operating plan (that

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will include a budget) prepared on a monthly basis and, promptly after preparation, any revisions to such operating plan. In addition, the Company will promptly provide to each Major Stockholder other customary information and materials, including reports of adverse developments, management letters, communications with stockholders or directors, press releases, and registration statements.

1.3 Inspection. The Company shall, upon reasonable prior notice to the Company, permit authorized representatives of the Major Stockholders to visit and inspect any of the properties of the Company including its books of account (and to make copies thereof and take extracts therefrom), and to discuss the affairs, prospects, finances, and accounts of the Company with its officers, administrative employees, and independent accountants, all at the expense of the Major Stockholders and at such reasonable times and as often as may be reasonably requested. The Company shall, upon reasonable prior notice to the Company, permit authorized representatives of the Major Stockholders to visit and inspect any of the properties of BIND (RUS) LLC, a Russian limited liability company and subsidiary of the Company (the “Project Company”) including its books of account and any document or agreement to which the Project Company is a party (but not to make copies thereof), provided that the Project Company is permitted to disclose such document or agreement to such representatives during such visit, and to discuss the affairs, prospects, finances, and accounts of the Project Company with its general director, all at the expense of the Major Stockholders and at such reasonable times as may be reasonably requested; provided that such visits and inspections will be limited to (i) two (2) times per calendar year for a duration of no more than two (2) consecutive business days each and (ii) two (2) times per calendar year for a duration of no more than one-half (1/2) business day each. For the avoidance of doubt, the rights afforded to RUSNANO, an open joint stock company organized and existing under the laws of the Russian Federation (“RUSNANO”), under this Section 1.3 shall be in addition to, and not lieu of, any audit rights RUSNANO may have pursuant to Section 5.3.

1.4 Employee Agreements. The Company shall require all its employees and consultants to enter into the Company’s standard confidentiality and assignment agreement containing provisions governing, among other things, the protection of confidential information, assignment of intellectual property, competition with the Company, and solicitation of the Company’s employees.

1.5 Reservation of Shares. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock and Series BRN Preferred Stock, all Common Stock issuable from time to time upon such conversion.

1.6 Board Meetings. The Company (a) shall use reasonable efforts to hold a meeting of its board of directors (“Board of Directors”) at least quarterly and, in any event, will hold at least four meetings of its Board of Directors per year or (b) shall use such other schedule for board meetings as is agreed by the Board of Directors.

1.7 Approval. The Company shall not without the approval of at least a majority of disinterested members of the Board of Directors (if any) authorize or enter into any transactions with any director or officer, or any member of such director’s or officer’s immediate family, other than standard employment or consulting arrangements.

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1.8 Committees of the Board. In the event that the Board of Directors constitutes any committee of the Board of Directors, or any subcommittee thereof, directors designated by the holders of Preferred Stock (each a “Preferred Director”) shall comprise a majority of the members of such committee or subcommittee thereof. The Board of Directors shall designate the Preferred Directors to be appointed to any such committee or subcommittee.

1.9 Directors’ Liability and Indemnification. The Company’s Certificate of Incorporation, as in effect from time to time (the “Company Charter”), and the Company’s Bylaws, as in effect from time to time, shall provide (a) for elimination of the liability of directors to the maximum extent permitted by law and (b) for indemnification of directors for acts on behalf of the Company and its subsidiaries to the maximum extent permitted by law. In addition, the Company shall enter into and maintain usual and customary indemnification agreements with each of its directors to indemnify such directors to the maximum extent permissible under applicable law. The Company shall maintain in effect a usual and customary directors and officers insurance policy with coverage limits in amounts to be determined from time to time by the Board of Directors.

1.10 US Tax Filings. Within seventy-five (75) days of the establishment of the Project Company, if required by applicable law, the Company shall file a US IRS tax form 8832 on behalf of the Project Company.

1.11 Termination of Information Rights. The provisions of this Section 1 shall terminate at the earlier to occur of such time as the Company shall become subject to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended.

1.12 Project Company Reporting Requirements. The Company shall provide informational reports regarding the Project Company to RUSNANO, as set forth on Exhibit A hereto.

1.13 Notice of BRN Optional Conversion Event. The Company shall provide RUSNANO with notice of a BRN Optional Conversion Event (as defined in the Company Charter) no later than seven (7) business days after the occurrence of such event. The Company shall use commercially reasonable efforts to provide RUSNANO with notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (including without limitation any Deemed Liquidation Event, as defined in the Company Charter) no later than sixty (60) days prior to the occurrence of such event (or, if neither the Board of Directors nor the Company’s Chief Executive Officer have knowledge of such event at that time, promptly at any time thereafter when the Board of Directors or the Company’s Chief Executive Officer has knowledge of such event); provided that under no circumstances shall the Company have any liability whatsoever for any failure to use such efforts or provide such notice. Notwithstanding anything to the contrary herein, each notice to RUSNANO to be provided hereunder shall be deemed effectively provided at the time any member of the Board of Directors designated by RUSNANO shall receive such notice.

1.14 Confidentiality. Each Purchaser agrees that such Purchaser will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor such Purchaser’s investment in the Company) any confidential information obtained from the Company or the

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Project Company or any other affiliate of the Company or any representative of the Company, the Project Company or any affiliate of the Company (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 1.14 by such Purchaser), (b) is or has been independently developed or conceived by such Purchaser without use of the confidential information of the Company, the Project Company or any affiliate of the Company, or (c) is or has been made known or disclosed to such Purchaser by a third party without a breach of any obligation of confidentiality such third party may have to the Company, the Project Company or any affiliate of the Company; provided, however, that a Purchaser may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring such Purchaser’s investment in the Company; (ii) to any prospective transferee of such Purchaser permitted under Section 4.1, if such prospective transferee agrees to be bound by the provisions of this Section 1.14; (iii) to any Affiliate (as defined in Section 4.1) in the ordinary course of business, provided that such Purchaser informs such Affiliate that such information is confidential and directs such Affiliate to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, provided that the Purchaser promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

2. Participation Rights.

2.1 Definitions. As used in this Section 2, the following terms shall have the following meanings:

(a) “New Securities” means (i) any capital stock of the Company whether or not currently authorized, (ii) all rights, options, or warrants to purchase capital stock, and (iii) all securities of any type whatsoever that are, or may become, convertible into capital stock; provided, however, that the term “New Securities” shall not include (1) the Series D Preferred Stock and Series BRN Preferred Stock issued or to be issued pursuant to the Purchase Agreement or the shares of Common Stock issuable upon the conversion of the Preferred Stock or Series BRN Preferred Stock; or (2) any securities the issuance of which would not constitute an issuance (or deemed issuance) of Additional Shares of Common Stock, as such term is defined in the Company Charter.

(b) For the purposes of this Section 2 only, “Purchaser” shall include each Licensor Shareholder.

2.2 Participation Right.

(a) So long as at least 2,300,000 shares of Preferred Stock are outstanding (subject to equitable adjustments for stock splits, stock dividends and similar events), each Purchaser shall be entitled to purchase, on a pro rata basis, all or any part of New Securities which the Company may, from time to time, propose to sell and issue, subject to the terms and conditions set forth below. Each Purchaser’s pro rata share shall equal a fraction of the New Securities being issued, the numerator of which is the number of shares of Common Stock held or Common Stock issuable upon conversion or exchange of the Preferred Stock or other

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convertible securities (other than the Series BRN Preferred Stock), or exercise of then outstanding options, rights or warrants, then held by such Purchaser, and the denominator of which is the total number of shares of Common Stock then outstanding plus the number of shares of Common Stock issuable upon conversion or exchange of then outstanding Preferred Stock or other convertible securities (other than the Series BRN Preferred Stock) or exercise of then outstanding options, rights or warrants.

(b) For the purposes of this Section 2, a Purchaser may apportion its pro rata share among itself and any of its general partners, officers, and other affiliates in such proportions as it deems appropriate.

2.3 Exercise of Right. In the event the Company intends to issue New Securities, it shall give each Purchaser written notice of such intention, describing the type of New Securities to be issued, the price thereof, and the general terms upon which the Company proposes to effect such issuance (the “Sale Notice”). Each Purchaser shall have twenty (20) days from the date of the delivery of any Sale Notice to agree to purchase all or part of its pro rata share of such New Securities for the price and upon the general terms and conditions specified in the Sale Notice by giving written notice to the Company stating the quantity of New Securities to be so purchased (“Exercise Notice”); provided, however, that in the event that the transaction described in a Sale Notice involves in whole or in part the payment of non-cash consideration, or the payment of consideration over time, the Purchasers shall have the right to elect, upon exercise of their rights set forth in this Section 2, to pay to the Company in full consideration for the New Securities the present cash value of the consideration described in the Sale Notice as determined by the Board of Directors of the Company in good faith.

2.4 Overallotment. In the event any Purchaser fails to exercise its right to purchase its pro rata share of New Securities, each Purchaser who delivered an Exercise Notice for such Purchaser’s total pro rata share of New Securities (an “Overallotment Purchaser”) shall have a right to purchase such Overallotment Purchaser’s pro rata share of the New Securities with respect to which Purchasers have failed to exercise their rights hereunder (“Remaining New Securities”). In such case, within twenty-five (25) days after the delivery of the Sale Notice, the Company shall provide written notice (“Overallotment Notice”) to each Overallotment Purchaser, which shall state the total amount of Remaining New Securities, and the pro rata portion of such Remaining New Securities which each Overallotment Purchaser is entitled to purchase. Each Overallotment Purchaser wishing to purchase any Remaining New Securities shall amend such Overallotment Purchaser’s Exercise Notice in writing within five (5) days from the date of delivery of the Overallotment Notice. For the purpose of this Section 2.4, an Overallotment Purchaser’s pro rata share of the Remaining New Securities shall be calculated as provided in Section 2.2, except that the denominator of the fraction shall be the total number of shares of Common Stock issued or issuable upon conversion of shares of Preferred Stock held by all of the Overallotment Purchasers.

2.5 Closing. The closing of the purchase of New Securities by the Purchasers exercising their rights hereunder (“Participating Purchasers”) shall take place at the offices of the Company, or such other location as the Company and the Participating Purchasers (and any other party purchasing such New Securities) shall agree, on a date not later than the later of (a) the fortieth (40th) day following the delivery of the Sale Notice, or (b) the tenth (10th) day following

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the delivery of the Overallotment Notice, or such later date and time as the Company and the Participating Purchasers (and any other party purchasing such New Securities) shall agree. At the closing, the Company shall deliver to the Participating Purchasers certificates representing all of the New Securities purchased and such other agreements executed by the Company which grant any rights or privileges to the Participating Purchasers as are being granted to the other purchasers in such issuance, and in any event, at the request of the Participating Purchasers, a duly executed certificate reasonably satisfactory to the Participating Purchasers containing a representation and warranty that, upon issuance or transfer of such securities to the Participating Purchasers, the Participating Purchasers will be the legal and beneficial owners of such securities with good title thereto, free and clear of all mortgages, liens, charges, security interests, adverse claims, pledges, encumbrances and demands whatsoever, and that the Company has the absolute right to issue or transfer such securities to the Participating Purchasers without the consent or approval of any other person. At the closing, the Participating Purchasers shall deliver to the Company payment for the New Securities and such agreements executed by the other purchasers in such issuance which include representations by such purchasers to the Company or restrict such purchaser’s rights with respect to the New Securities, and, at the request of the Company, a duly executed certificate reasonably satisfactory to the Company containing such representations and warranties of the Participating Purchasers with respect to federal and state securities laws. The certificates representing the equity securities may contain a legend stating that they are issued subject to the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws.

2.6 Failure to Exercise Right. In the event the Purchasers fail to fully exercise the foregoing participation right with respect to any New Securities within the periods specified by Sections 2.3 and 2.4 above, the Company may within one hundred twenty (120) days after the delivery of the Sale Notice sell any or all of such New Securities not agreed to be purchased by the Purchasers, at a price and upon general terms no more favorable to the purchasers thereof than specified in the Sale Notice. In the event the Company has not closed the sale of such New Securities within such 120-day period, the Company shall not thereafter issue or sell any New Securities without first offering such New Securities to the Purchasers in the manner provided in Section 2.3.

2.7 Waiver and Termination of Participation Rights. The participation rights established in this Section 2 may be waived in writing (which waiver shall apply to all Purchasers, it being agreed that a waiver of the provisions of this Section 2 with respect to a particular transaction shall be deemed to apply to all Purchasers if such waiver does so by its terms, notwithstanding the fact that certain Purchasers may nonetheless, by agreement with the Company, purchase securities in such transaction) with and only with the written consent of the Purchasers holding (i) at least 66 2/3% of the then outstanding shares of the Company’s Series A Preferred Stock held by all Purchasers, (ii) at least 66 2/3% of the then outstanding shares of the Company’s Series B Preferred Stock held by all Purchasers, (iii) at least 50% of the then outstanding shares of the Company’s Series C Preferred Stock held by all Purchasers; provided, however, that such participation rights may not be so waived with respect to DHK without the written consent of DHK if, after giving effect to the issuance of New Securities to which such waiver relates, DHK would hold less than 6% of the total number of shares of Common Stock then outstanding plus the number of shares of Common Stock issuable upon conversion or exchange of then outstanding Preferred Stock or other convertible securities or exercise of then

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outstanding options, rights or warrants (but not including any shares issued in the circumstances specified in Article Fourth, Section 3.3(d)(i)(4)(A)-(E) of the Company Charter) on an as-converted-to-Common Stock basis (the “DHK Minimum Percentage”), (iv) at least 50% of the then outstanding shares of Series C-l Preferred Stock held by all Purchasers and (v) at least 66 2/3% of the then outstanding shares of Series D Preferred Stock held by all Purchasers. The provisions of this Section 2 shall terminate immediately prior to the earlier to occur of, and shall not apply to, (i) a firm commitment underwritten public offering pursuant to an effective registration statement under the Act (as defined below) covering the offer and sale of the Company’s Common Stock to the public, for the account of the Company, and having an aggregate offering price to the public of not less than $30,000,000 (a “Qualified Public Offering”), and (ii) a transaction regarded as a liquidation, dissolution or winding up of the affairs of the Company under Section 3.2 of Article FOURTH of the Company Charter. For purposes of the proviso to the first sentence of this Section 2.7 only, notwithstanding anything herein to the contrary, “Preferred Stock” shall have the meaning ascribed thereto in the Former Investor’s Rights Agreement, and “Company Charter” shall have the meaning ascribed thereto in the Former Investors’ Rights Agreement.

3. Registration Rights. The Company covenants and agrees as follows:

3.1 Definitions. As used in Section 2 and this Section 3, the following terms shall have the following meanings:

(a) “1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

(b) “Act” means the Securities Act of 1933, as amended.

(c) “Form S-1” means such form under the Act as in effect on the date hereof, or any registration form under the Act subsequently adopted by the SEC which permits the registration of securities under the Act for which no other form is authorized or prescribed.

(d) “Form S-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(e) “Preferred Stock Holder” means (i) a Purchaser and any persons or entities to whom the rights granted under this Section 3 are transferred by the Purchaser and (ii) their successors or assigns as permitted under Section 4 below.

(f) “Holders” means (i) the Preferred Stock Holders, (ii) the Founders, and (iii) Brigham (and any transferee to which the rights of any such Holder are validly assigned hereunder).

(g) “Permitted Transferee” means, with respect to the Founders (i) any member or members of such Founder’s immediate family to whom Registrable Securities are transferred; and (ii) any trust to which Registrable Securities are transferred (1) in respect of which such Founder serves as trustee, provided that the trust instrument governing such trust shall provide that such Founder, as trustee, shall retain sole and exclusive control over the voting

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and disposition of such Registrable Securities until the termination of this Agreement or (2) for the benefit solely of any member or members of such Founder’s immediate family; provided, that no person or entity shall be a Permitted Transferee unless such transferee delivers a written notice to the Company at the time of such transfer stating the name and address of the transferee and identifying the Registrable Securities with respect to which such rights are being assigned.

(h) The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

(i) “Registrable Securities” means (i) the Common Stock held by the Founders and their Permitted Transferees, (ii) the Common Stock issuable or issued upon conversion of the Preferred Stock, and (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right, or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in (i) or (ii) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which the rights under this Section 3 are not properly assigned. For the avoidance of doubt, “Registrable Securities” shall not include the Common Stock issuable upon conversion of the Series BRN Preferred Stock.

(j) “Outstanding Registrable Securities” means (i) Registrable Securities that are issued and outstanding, and (ii) Registrable Securities that are issuable upon conversion, exchange or exercise of outstanding securities convertible into, or exercisable or exchangeable for, Registrable Securities (and references to any holder of Outstanding Registrable Securities shall include holders of any securities convertible into, or exchangeable or exercisable for Registrable Securities).

(k) “SEC” means the U.S. Securities and Exchange Commission.

3.2 Demand Registration.

(a) If the Company shall receive, at any time after the earlier to occur of (i) the date one hundred eighty (180) days after the initial public offering of any series or class of the Company’s securities under the Act (the “IPO”), and (ii) the fourth anniversary of the date hereof, from Preferred Stock Holders holding at least fifty percent (50%) of the Outstanding Registrable Securities then held by Preferred Stock Holders, a written notice requesting that the Company effect a registration statement under the Act with respect to all or a part of the Outstanding Registrable Securities held by such Preferred Stock Holders, then the Company shall:

(i) within ten (10) days of the receipt thereof, give written notice of such request to all Preferred Stock Holders; and

(ii) effect as soon as practicable, and in any event within ninety (90) days of the receipt of such request, the registration under the Act of all Registrable Securities which the Preferred Stock Holders request to be registered, by notice to the Company within thirty (30) days of the mailing of the notice sent by the Company in accordance with Section 3.2(a)(i), subject to the limitations of Section 3.2(b).

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(b) If the Preferred Stock Holders initiating the registration request hereunder (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 3.2(a) and the Company shall include such information in the written notice referred to in Section 3.2(a)(i). The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Preferred Stock Holder to include Registrable Securities in such registration shall be conditioned upon such Preferred Stock Holder’s participation in such underwriting and the inclusion of such Preferred Stock Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Preferred Stock Holder) to the extent provided herein. All Preferred Stock Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 3.5(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 3.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Preferred Stock Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Preferred Stock Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Preferred Stock Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

(c) Notwithstanding the foregoing, if the Company shall furnish to Preferred Stock Holders requesting registration pursuant to this Section 3.2 a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its stockholders for a registration statement to be filed and it is therefore essential to defer the filing of such registration statement, then the Company shall have the right to defer taking action with respect to such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders.

(d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 3.2 after the Company has effected two (2) registrations on Form S-l pursuant to this Section 3.2 and such registration statements have been declared or ordered effective and the sales of Registrable Securities under such registration statements have closed.

(e) No incidental right under this Section 3.2 shall be construed to limit any registration required under Section 3.3 or Section 3.4 herein.

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3.3 “Piggy-Back” Registration.

(a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash, other than (i) the initial registration of any series or class of the Company’s securities, (ii) a registration relating solely to the sale of securities to participants in a stock plan, (iii) a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or (iv) a registration on Form S-4 (or any successor form) relating solely to a transaction pursuant to the SEC’s Rule 145, the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request by a Holder given to the Company within twenty (20) days after such notice by the Company provided in accordance with Section 6.4, the Company shall, subject to the provisions of Section 3.3(b), cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

(b) In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under this Section 3.3 to include any of the Holders’ securities in such underwriting unless such Holders accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities to be sold (other than by the Company) that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering; provided, however, there shall first be excluded from such registration statement all shares of Common Stock sought to be included therein by (i) any director, consultant, officer, or employee of the Company or any subsidiary thereof, other than the Founders and their Permitted Transferees, and (ii) stockholders exercising any contractual or incidental registration rights subordinate and junior to the rights of the Preferred Stock Holders. If after such shares are excluded, the underwriters shall determine in their sole discretion that the number of securities which remain to be included in the offering exceeds the amount of securities to be sold that the underwriters determine is compatible with the success of the offering, then the Registrable Securities to be included, if any, shall be apportioned pro rata among the Holders providing notice of their desire to participate in the offering according to the total amount of securities entitled to be included therein owned by each selling Holder or in such other proportions as shall mutually be agreed to by such Holders. For purposes of the preceding sentence concerning apportionment, for any selling Holder which is a partnership or corporation, the partners, retired partners, and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling Holder,” as defined in this sentence.

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(c) No incidental right under this Section 3.3 shall be construed to limit any registration required under Section 3.2 or Section 3.4 herein.

(d) Notwithstanding anything herein to the contrary, Brigham’s rights as a Holder under this Agreement (including without limitation its registration rights under Section 3.3 hereof with respect to its shares of Common Stock issued pursuant to that certain Exclusive Patent License Agreement by and between the Company and the Massachusetts Institute of Technology dated as of June 30, 2007) shall be subordinate and junior to the rights of the Preferred Stock Holders and the Founders in all respects.

3.4 Form S-3 Registration. In case the Company shall receive from Preferred Stock Holders holding at least fifty percent (50%) of the Outstanding Registrable Securities then held by Preferred Stock Holders a written request that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Preferred Stock Holder or Preferred Stock Holders, the Company agrees:

(a) to promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b) as soon as practicable after receiving such a request, to effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Preferred Stock Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification, or compliance pursuant to this Section 3.4 if (i) Form S-3 is not available for such offering by the Holders; (ii) the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000; (iii) the Company furnishes to the Holders a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than sixty (60) days after receipt of the request of the Preferred Stock Holders under this Section 3.4, provided, however, that the Company shall not utilize this right more than once in any eighteen (18) month period; or (iv) the Company has effected two (2) registrations on Form S-3 (or its then equivalent) pursuant to this Section 3.4 during such calendar year and such registrations have been declared or ordered effective and the sales of Registrable Securities under such registration statement have closed.

(c) Registrations effected pursuant to this Section 3.4 shall not be counted as demands for registration effected pursuant to Section 3.2.

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3.5 Obligations of the Company. Whenever required under this Section 3 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible (but subject to providing counsel to the Holders with a reasonable opportunity to review and comment on all documents):

(a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold; provided, that SEC Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis; and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (i) includes any prospectus required by Section 10(a)(3) of the Act or (ii) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (i) and (ii) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement.

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement in accordance with each Holder’s intended method of disposition.

(c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by the Holders.

(d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders and any managing underwriter; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

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(f) Promptly notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act as a result of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

(h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(i) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 3, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 3, if such securities are being sold through underwriters, copies of (i) the opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration given to the underwriters in such underwritten public offering, which opinion shall be in such form as is reasonably satisfactory to counsel to the underwriters, and (ii) the letter dated as of such date, from the independent certified public accountants of the Company, to the underwriters in such underwritten public offering, addressed to the underwriters, which letter shall be in such form as is reasonably satisfactory to counsel to the underwriters.

3.6 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 3 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities.

3.7 Expenses of Demand and S-3 Registrations. The Company shall pay all expenses other than underwriting discounts and commissions incurred in connection with registrations, filings, or qualifications pursuant to Sections 3.2 and 3.4, including (a) all registration, filing, and qualification fees (including filing fees with the SEC, fees due to the Financial Industry Regulatory Authority (“FINRA”) and fees due for listing on any stock exchange); (b) printers and accounting fees; (c) fees and disbursements of counsel for the Company; and (d) the reasonable fees and disbursements of one counsel for the selling Holders; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 3.2 or 3.4 if the registration request is subsequently withdrawn at the request of the holders of at least sixty-five percent (65%) of the Outstanding Registrable Securities then held by Preferred Stock Holders to be registered (in which case all Preferred Stock Holders participating in the aborted registration shall bear such expenses), unless the

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holders of at least sixty-five percent (65%) of the Outstanding Registrable Securities then held by Preferred Stock Holders agree to forfeit their rights to a registration under Section 3.2; provided further, however, that if at the time of such withdrawal, the Preferred Stock Holders have either (i) learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Preferred Stock Holders at the time of their request or (ii) been informed by the underwriters of such registration that more than twenty percent (20%) of the Registrable Securities requested for registration shall not be includable therein due to market factors, and in either such case the Preferred Stock Holders have withdrawn the request with reasonable promptness following such disclosure, then the Preferred Stock Holders shall not be required to pay such expenses and shall retain their rights pursuant to Sections 3.2 and 3.4.

3.8 Expenses of “Piggy-Back” Registration. The Company shall pay all expenses incurred in connection with any registration, filing, or qualification of Registrable Securities with respect to the registrations pursuant to Section 3.3 for each Holder, including all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto, and the fees and disbursements of one counsel for the selling Holders selected by them, but excluding underwriting discounts and commissions relating to the Registrable Securities.

3.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 3.

3.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 3:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder, and each person (if any) who controls such Holder (a “Controlling Person”) or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities joint or several) to which they may become subject under the Act, the 1934 Act, or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions, or violations (collectively a “Violation”) (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law, or any rule or regulation promulgated under the Act, the 1934 Act, or any state securities law; and the Company will pay to each such Holder, underwriter, or Controlling Person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 3.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter, or Controlling Person.

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(b) To the extent permitted by law, each selling Holder severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person (if any) who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement, and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon (i) any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration or (ii) any violation or alleged violation by such Holder of the Act, the 1934 Act, any state securities law, or any rule or regulation promulgated under the Act, the 1934 Act, or any state securities law; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 3.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 3.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of such indemnifying Holder, which consent shall not be unreasonably withheld; and further provided that in no event shall any indemnity under this Section 3.10(b) exceed the net proceeds from the offering received by such indemnifying Holder.

(c) Promptly after receipt by an indemnified party under this Section 3.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel and participate in the defense, with the fees and expenses to be paid by the indemnifying party if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 3.10, but the omission so to deliver written notice to the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party otherwise than under this Section 3.10.

(d) If the indemnification provided for in this Section 3.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of

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indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) The obligations of the Company and Holders under this Section 3.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 3, and otherwise.

3.11 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, from and after the IPO, the Company agrees to use its best efforts:

(a) to make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times from and after the ninetieth (90th) day following the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

(b) to take such action, including the voluntary registration of the Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

(c) to file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

(d) to furnish to any Holder, so long as the Holder holds any Outstanding Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time on or after the ninetieth (90th) day following the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form

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S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

3.12 “Market Stand-Off’ Agreement”. Each Holder hereby agrees that, during the period of duration (not to exceed one hundred eighty (180) days, which period may be extended upon the request of the managing underwriter, to the extent required by any FINRA rules, for an additional period of up to fifteen (15) days if the Company issues or proposes to issue an earnings or other public release within fifteen (15) days of the expiration of the 180-day lockup period) specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, such Holder shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including any short sale), grant any option to purchase, or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that all officers and directors of the Company enter into similar agreements.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of a Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

Notwithstanding the foregoing, the obligations described in this Section 3.12 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a SEC Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

3.13 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 3 after the earlier of (i) five (5) years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public, or (ii) when the Registrable Securities held by such Holder (together with any Affiliate of such Holder with whom such Holder must aggregate its sales under SEC Rule 144) could be sold without restriction under SEC Rule 144(b)(1) within a ninety (90) day period.

4. Transfers of Certain Rights.

4.1 Permitted Transferees.

(a) The rights granted to the Purchasers (other than RUSNANO) under this Agreement may be transferred to (i) any other Purchaser or any general or limited partner, affiliated fund or member thereof, officer or other affiliate of any Purchaser or any entity or person that controls, or is controlled by, or is under common control with such Purchaser (“Affiliates”) or (ii) any other person or entity that acquires at least 246,160 shares of Preferred

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Stock or Common Stock; provided, however, that the Company is given written notice by the transferee at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which such rights are being assigned.

(b) All, but not less than all, of the rights granted to RUSNANO under this Agreement may be transferred to any entity that is controlled by RUSNANO, an open joint stock company organized and existing under the laws of the Russian Federation, in connection with the transfer all of the shares of capital stock of the Company held by RUSNANO to such transferee; provided, however, that the Company is given written notice by the transferee at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which such rights are being assigned.

4.2 Subsequent Transfers. A transferee to whom rights are transferred pursuant to this Section 4 may not again transfer such rights to any other person or entity, other than as provided in Section 4.1 above.

4.3 Legends. Each certificate representing the shares of Preferred Stock or Series BRN Preferred Stock shall bear a legend indicating that any holder of such stock shall be subject to this Agreement.

4.4 Aggregation of Stock. All shares held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

5. Negative Covenants of the Company.

5.1 Without limiting any other covenants and provisions hereof, the Company covenants and agrees that, until the closing of a Qualified Public Offering, it will not, without the vote or written consent of the Board of Directors, including, in all cases, the affirmative vote or consent of a majority of Preferred Directors, and with respect to Section 5.1(ii) below, the affirmative vote or consent of the director appointed by RUSNANO:

(i) incur any indebtedness for borrowed money, in a single or related series of transactions, in an amount in excess of $250,000;

(ii) create or authorize the creation of any debt security or incur any indebtedness for borrowed money with a final maturity date after the eighth (8th) anniversary of the date hereof, other than equipment leases or other trade credit incurred in the ordinary course of business;

(iii) incur or make, in any fiscal year, any expenditures on capital assets in excess of $250,000 above the amount contained in the annual operating plan (referenced in Section 1.2) for such fiscal year; or

(iv) enter into any transactions with directors, officers, employees, consultants or five percent (5%) stockholders of the Company or their affiliates other than employment and consulting agreements in the ordinary course of business.

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5.2 Negative Covenants of the Company Regarding the Project Company.

(a) Without limiting any other covenants and provisions hereof, the Company covenants and agrees that, until the closing of a Qualified Public Offering, it will not, directly or indirectly, without the vote or written consent of RUSNANO:

(i) amend or restate the charter or other applicable organizational document of the Project Company in effect from time to time (the “Project Company Charter”), or increase or decrease the amount of charter capital of the Project Company;

(ii) subject to Section 1.6 of that certain Fourth Amended and Restated Voting Agreement, dated as of the date hereof, by and among the Company and the other parties named therein (as may be amended from time to time), (x) terminate the powers of any member of the board of directors of the Project Company designated by RUSNANO prior to the expiration of such member’s term or (y) make or authorize any changes in the scope of authority and decision-making and related procedures of the board of directors of the Project Company (including any increase or decrease in the size of the board of directors of the Project Company);

(iii) effect a restructuring, reorganization or similar change in the equity, debt or assets of the Project Company;

(iv) effect the reorganization, liquidation or bankruptcy of the Project Company (including (1) transactions aimed at prevention of bankruptcy after notification by the sole executive body of the Project Company to the Company pursuant to applicable law and (2) financial rehabilitation), except when bankruptcy is mandatorily required by Russian law to be initiated by the sole executive body of the Project Company;

(v) appoint a liquidating commission for the Project Company, or approve the liquidation balance sheets of the Project Company;

(vi) approve or enter into major transactions proposed by the Project Company concerning the purchase, disposal or possible disposal by the Project Company, directly or indirectly, of its assets with the value exceeding twenty-five percent (25%) of the total value of the assets of the Project Company determined based on its accounting statements prepared in accordance with Russian accounting principles and practices, as required under Russian law or regulation, as in effect from time to time and applied consistently throughout the periods involved for the last reporting period (month) preceding the date of the decision on approval of such transactions;

(vii) approve or enter into any transaction relating to directly or indirectly disposing or encumbering intellectual property assets of the Project Company, subject to Section 3.4 of that certain Intellectual Property License Agreement, dated as of the date hereof, by and between the Company and the Project Company (the “License Agreement”);

(viii) cause or permit the Project Company to approve or enter into the termination or assignment of, or amendment to, the License Agreement; or

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(ix) approve the cash valuation of any assets contributed as payment for participatory interests in the charter capital of the Project Company.

(b) Notwithstanding the foregoing, this Section 5.2 shall not apply to any transactions regarding the assignment or licensing of intellectual property by and between the Company and the Project Company, subject to Sections 3.4 and 4.1 of the License Agreement.

(c) Notwithstanding anything to the contrary herein, this Section 5.2 shall terminate and be of no further force and effect on the earliest date on which RUSNANO (or a controlled affiliate that is a permitted transferee pursuant to Section 4.1(b)) no longer holds and has sole beneficial ownership of all of the shares of Series BRN Preferred Stock that it purchases under the Purchase Agreement, whether as a result of any transfer, sale, conversion or redemption or otherwise.

5.3 Affirmative Covenants of the Company Regarding the Project Company.

(a) Each of the Company and RUSNANO covenant and agree until the closing of a Qualified Public Offering:

(i) RUSNANO shall have the right to require one (1) independent audit of the financial statements of the Project Company per year, provided that such audit is conducted at RUSNANO’s sole expense.

(ii) In the event there is a Deadlock (as defined below) with respect to any resolution or decision to be made by the board of directors of the Project Company in accordance with the Project Company Charter which cannot be resolved within fifteen (15) business days of occurrence of any Deadlock Event (as defined below), RUSNANO or the Company may serve notice (a “First Level Notice”) in writing on the other party requiring the Deadlock to be referred to the chief executive officers of RUSNANO and the Company. Each of RUSNANO and the Company shall cause its respective chief executive officer to meet with the other chief executive officer within fifteen (15) business days of service of the First Level Notice for the purpose of resolving the Deadlock. If such chief executive officers have not met or are unable to resolve the Deadlock within fifteen (15) business days of service of the First Level Notice, either party may serve notice in writing on the other party (a “Second Level Notice”) requiring that the Deadlock be referred to a panel of third party independent experts (the “Independent Expert Panel”). Each of RUSNANO and the Company agree that the Independent Expert Panel shall consist of one (1) nominee appointed by each party. Each of RUSNANO and the Company shall use its best efforts to appoint a suitable nominee (being an experienced global pharmaceutical executive with qualifications consistent with those of other directors of the Company) and procure that the Independent Expert Panel considers the Deadlock and delivers its determination (the “Expert Solution”) of how to resolve the Deadlock within twenty (20) business days of service of the Second Level Notice. RUSNANO and the Company shall, acting in good faith, within ten (10) business days of receipt of the Expert Solution, consult with each other and use reasonable efforts to agree to a resolution to the Deadlock based in all material respects on the Expert Solution. In the event that the Company and RUSNANO agree on such a resolution, they shall use reasonable efforts to procure that such resolution is implemented as soon as reasonably practicable. For the purpose of this Section 5.3(a)(ii), a “Deadlock” shall be

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deemed to have occurred when (A) a resolution is proposed by the Company, in its capacity as a participant in the Project Company in accordance with the Project Company Charter and in respect of any of the matters indicated in Section 5.2 or 5.3 hereof, and such resolution is not approved by RUSNANO, as a holder of Series BRN Preferred Stock during at least two (2) successive duly called meetings of the board of directors of the Project Company; (B) a resolution of the Board of Directors of the Project Company is proposed by a director nominated by the Company and is not adopted by a unanimous vote in accordance with the Project Company Charter with respect to the decisions requiring a unanimous vote pursuant to Section 22 of the Project Company Charter during at least two (2) successive duly called meetings of the board of directors of the Project Company; or (C) a quorum is not present at two (2) successive duly called board meetings of the Project Company for the purpose of considering any resolution referred to in subsection (B) hereof due to the absence of a nominated director from the relevant board meeting (each of the events set forth in (A) through (C) of this subsection 5.3(a)(ii), a “Deadlock Event”).

(b) Notwithstanding anything to the contrary herein, Section 5.3(a) shall terminate and be of no further force and effect on the earliest date on which RUSNANO (or a controlled affiliate that is a permitted transferee pursuant to Section 4.1(b)) no longer holds and has sole beneficial ownership of all of the shares of Series BRN Preferred Stock that it purchases under the Purchase Agreement, whether as a result of any transfer, sale, conversion or redemption or otherwise.

6. General.

6.1 Severability. The provisions of this Agreement are severable, so that the invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other term or provision of this Agreement, which shall remain in full force and effect.

6.2 Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each Holder shall be entitled to specific performance of the agreements and obligations of any other Holder hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

6.3 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with the internal laws of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.

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6.4 Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (a) for notices sent by the Company to addressees within the United States, two (2) business days after being sent by registered or certified mail, return receipt requested, postage prepaid, (b) three (3) business days after being sent via a reputable international courier service with expedited delivery, in each case to the intended recipient as set forth below, or (c) immediately upon being sent by facsimile, provided that the sender receives electronic confirmation of delivery, or electronic mail:

(i)	If to the Company:

BIND Biosciences, Inc.

64 Sidney Street

Cambridge, Massachusetts 02139

Attn: President

Fax: 617-491-0351

E-mail: scottminick@bindbio.com

with a copy to:

Peter N. Handrinos, Esquire

Latham & Watkins LLP

John Hancock Tower

200 Clarendon Street, 20th Floor

Boston, Massachusetts 02116

Fax: 617-948-6001

E-mail: peter.handrinos@lw.com

(ii)	If to a Purchaser, at its address set forth in Schedule A hereto, or at such other address as may have been furnished to the other parties hereto in writing by such Purchaser;

(iii)	If to a Licensor Shareholder, at its address set forth in Schedule B hereto, or at such other address as may have been furnished to the other parties hereto in writing by such Licensor Shareholder; and

(iv)	If to a Founder, at the Company or at such other address or addresses as may have been furnished to the other parties hereto in writing by such Founder.

Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section 6.4.

6.5 Complete Agreement; Amendments. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings relating to such subject matter, including the Former Investors’ Rights Agreement. No amendment, modification or termination of, or, except as otherwise provided in Section 2.7, waiver under, any provision of this Agreement shall be valid unless in writing and signed by (i) the Company, (ii) the Founders holding a majority of the shares of Common Stock then held by Founders and (iii) Purchasers holding at least 65% of the

23

Outstanding Registrable Securities then held by Purchasers, and any such amendment, modification, termination or waiver shall be binding on all parties hereto; provided, however, that no amendment, modification or waiver under this Agreement shall be made to the proviso of the first sentence of Section 2.7 without the written consent of DHK, unless DHK ceases to hold at least the DHK Minimum Percentage (other than by reason of the Company’s failure to comply with such proviso), in which case such consent shall not be required; provided further, that any such waiver or amendment which materially and adversely affects the rights, privileges, duties or obligations of a Purchaser in a manner materially different than those of all other Purchasers shall not be effective against such affected Purchaser without the written consent of such affected Purchaser. Notwithstanding anything to the contrary herein, neither Section 5.2 nor Section 5.3 may be amended without the prior written consent of RUSNANO for so long as RUSNANO holds and has sole beneficial ownership of all of the shares of Series BRN Preferred Stock purchased by it under the Purchase Agreement. No amendment, modification or termination of, or waiver under, Section 2 of this Agreement shall be valid unless in writing and signed by (i) the Company and (ii) Purchasers entitled to waive the participation rights set forth therein in accordance with Section 2.7, and any such amendment, modification, termination or waiver shall be binding on all parties hereto. Notwithstanding anything to the contrary herein, this Agreement may be amended by the Company without the consent of any of the other parties hereto to add as a party hereto and include information regarding and otherwise accommodate an additional purchaser of shares of Series D Preferred Stock or Series BRN Preferred Stock (including a Co-Investor (as defined in the Purchase Agreement)) pursuant to the Purchase Agreement, as may be amended from time to time; provided that any such amendment does not materially and adversely affect the rights of any Purchaser under this Agreement (it being agreed that the issuance of additional shares of capital stock in accordance with the Purchase Agreement, as may be amended or modified from time to time in accordance with its terms, and the other Financing Agreements (as such term is defined in the Purchase Agreement), each as may be modified from time to time in accordance with its respective terms, shall not be deemed to affect the Purchasers under this Agreement).

6.6 Additional Purchasers. Notwithstanding Section 6.5, any person or entity that purchases Series BRN Preferred Stock as a Co-Investor (as defined in the Purchase Agreement) under the Purchase Agreement shall become a party to this Agreement by executing and delivering to the Company a counterpart signature page to this Agreement, and thereupon shall be deemed a “Purchaser” for all purposes of this Agreement, and the Company shall amend Schedule A hereto to add the name and address of such Purchaser. No such accession instrument shall be effective unless and until accepted in writing by the Company. No action or consent by the Purchasers or Initial Stockholders shall be required for such joinder to this Agreement by such Co-Investor or any aforesaid amendment of Schedule A, so long as such Co-Investor has agreed in writing to be bound by all of the obligations as a “Purchaser” hereunder.

6.7 Construction. A reference to a Section or Schedule shall mean a Section in or Schedule to this Agreement unless otherwise expressly stated. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

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6.8 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

6.9 Waiver of Participation Rights. Pursuant to Section 2.7 of the Former Investors’ Rights Agreement, by executing this Agreement, the undersigned Prior Purchasers, holding greater than (i) 66 2/3% of the outstanding shares of the Series A Preferred Stock, (ii) 66 2/3% of the outstanding shares of the Series B Preferred Stock, (iii) 50% of the outstanding shares of the Series C Preferred Stock, and (iv) 50% of the outstanding shares of the Series C-1 Preferred Stock held by all Purchasers (as defined in the Former Investors’ Rights Agreement), hereby waive, and DHK, pursuant to that certain letter to the Company dated as of October 27, 2011, waived, on behalf of all Purchasers (as defined in the Former Investors’ Rights Agreement) under Section 2 of the Former Investors’ Rights Agreement, any and all preemptive rights related to the sale of shares of Series D Preferred Stock and Series BRN Preferred Stock pursuant to the Purchase Agreement, including, without limitation, the participation rights specified in Section 2.2 of the Former Investors’ Rights Agreement and the notice requirements set forth in Section 2.3 of the Former Investors’ Rights Agreement.

6.10 Amended and Restated Agreement. The Former Investors’ Rights Agreement is hereby amended in its entirety and restated herein. All provisions of, rights granted and covenants made in the Former Investors’ Rights Agreement are hereby superseded in their entirety and shall have no further force or effect, including, without limitation, all participation rights and any notice period associated therewith otherwise applicable to the transactions contemplated by the Purchase Agreement. Each of such Founders and Prior Purchasers acknowledge and agree that the execution and delivery by the Company of this Agreement, the Purchase Agreement and the additional Financing Agreements and the performance by the Company of its obligations thereunder do not constitute a default under the provisions of the Former Investors’ Rights Agreement.

6.11 Acknowledgment. The Company acknowledges that certain of the Purchasers are in the business of venture capital investing and therefore review the business plans and related proprietary information of many enterprises. Nothing in this Agreement shall preclude or in any way restrict such Purchasers from investing or participating in any particular enterprise.

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6.12 Dispute Resolution. Any dispute, controversy or claim arising out of or relating to this Agreement, including its existence, validity, interpretation, performance, non-performance, breach or termination (collectively, the “Dispute”) shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce (the “ICC Rules”), except as they may be modified herein or by mutual agreement of the parties. The Dispute shall be resolved by three (3) arbitrators appointed in the following manner: each party shall nominate an arbitrator for confirmation as provided in the ICC Rules and following their confirmation, the third arbitrator shall be appointed by the International Court of Arbitration of the International Chamber of Commerce; provided, however, that at least one (1) of such arbitrators shall have substantive expertise in the pharmaceutical industry. The place of arbitration shall be New York, New York. The language of the arbitration shall be English. The tribunal shall determine the proportion of the costs of the arbitration which each party shall bear. The award shall be final, conclusive and binding upon the parties hereto. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant party or its assets.

[Remainder of page intentionally left blank.]

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IN WITNESS’ WHEREOF, the parties hereto have executed this Fourth Amended and Restated Investors’ Rights Agreement as an instrument under seal as of the date first above written.

COMPANY:		BIND BIOSCIENCES, INC.

	By:	/s/ Scott Minick
Scott Minick
President and Chief Executive Officer

FOUNDERS:		/s/ Omid Farokhzad
Omid Farokhzad

Paul Goldenheim

/s/ Robert S. Langer, Jr.
Robert S. Langer, Jr.

Signature Page to Fourth Amended and Restated Investors’ Rights Agreement

PURCHASERS:	POLARIS VENTURE PARTNERS V, L.P.

	By:	POLARIS VENTURE MANAGEMENT CO. V, L.L.C., its General Partner

		By:	/s/ William E. Bilodeau
William E. Bilodeau
Attorney-in-fact

POLARIS VENTURE PARTNERS ENTREPRENEURS’ FUND V, L.P.

	By:	POLARIS VENTURE MANAGEMENT CO. V, L.L.C., its General Partner

		By:	/s/ William E. Bilodeau
William E. Bilodeau
Attorney-in-fact

POLARIS VENTURE PARTNERS FOUNDERS’ FUND V, L.P.

	By:	POLARIS VENTURE MANAGEMENT CO. V, L.L.C., its General Partner

		By:	/s/ William E. Bilodeau
William E. Bilodeau
Attorney-in-fact

POLARIS VENTURE PARTNERS SPECIAL FOUNDERS’ FUND V, L.P.

	By:	POLARIS VENTURE MANAGEMENT CO. V, L.L.C., its General Partner

		By:	/s/ William E. Bilodeau
William E. Bilodeau
Attorney-in-fact

Signature Page to Fourth Amended and Restated Investors’ Rights Agreement

PURCHASER:	FLAGSHIP VENTURES FUND 2004, L.P.

	By:	FLAGSHIP VENTURES GENERAL PARTNER LLC, its General Partner

		By:	/s/ Noubar Afeyan
Noubar Afeyan
Managing Partner and CEO

Signature Page to Fourth Amended and Restated Investors’ Rights Agreement

PURCHASER:	ARCH VENTURE FUND VII, L.P.

	By:	ARCH VENTURE PARTNERS VII, L.P.
	Its:	General Partner

	By:	ARCH VENTURE PARTNERS VII, LLC
	Its:	General Partner

	By:	/s/ Keith L. Crandell
	Its:	Managing Director

Signature Page to Fourth Amended and Restated Investors’ Rights Agreement

PURCHASER:	NANODIMENSION, L.P.

	By:	NanoDimension Management Limited, its General Partner

		By:	/s/ Jonathan Nicholson
Jonathan Nicholson, Director

Signature Page to Fourth Amended and Restated Investors’ Rights Agreement

PURCHASER:	DHK INVESTMENTS, LLC

	By:	/s/ David H. Koch
David H. Koch
Manager

Signature Page to Fourth Amended and Restated Investors’ Rights Agreement

PURCHASER:

/s/ Peter W. Doelger
Peter W. Doelger

Signature Page to Fourth Amended and Restated Investors’ Rights Agreement

PURCHASER:	DOELGER FAMILY 2006 TRUST FBO EMILY M. DOELGER

	By:	/s/ Bruce A Haverberg
Bruce A. Haverberg, Trustee

DOELGER FAMILY 2006 TRUST FBO MATTHEW DOELGER

	By:	/s/ Bruce A Haverberg
Bruce A. Haverberg, Trustee

HEE-JEAN KIM 2007 TRUST

	By:	/s/ Bruce A Haverberg
Bruce A. Haverberg, Trustee

Signature Page to Fourth Amended and Restated Investors’ Rights Agreement

PURCHASER:

/s/ Dimitris Bertsimas
Dimitris Bertsimas

Signature Page to Fourth Amended and Restated Investors’ Rights Agreement

PURCHASER:	ENDEAVOUR II L.P.

	By:	ENDEAVOUR PARTNERS GP LIMITED
its General Partner

	By:	/s/ Pascal Mathieux
	Name:	Pascal Mathieux
	Title:	Director

Signature Page to Fourth Amended and Restated Investors’ Rights Agreement

PURCHASER:

/s/ Gerald W. Blakeley, Jr.
Gerald W. Blakeley, Jr.

Signature Page to Fourth Amended and Restated Investors’ Rights Agreement

PURCHASER:

/s/ Gerald W. Blakeley, III
Gerald W. Blakeley, III

Signature Page to Fourth Amended and Restated Investors’ Rights Agreement

PURCHASER:	D2 INVESTMENT LLC

	By:	/s/ Chris Kryder
Chris Kryder
Manager

Signature Page to Fourth Amended and Restated Investors’ Rights Agreement

PURCHASER:

/s/ Peter T. Scardino
Peter T. Scardino

Signature Page to Fourth Amended and Restated Investors’ Rights Agreement

PURCHASER:

/s/ Edward Darracott Vaughan, Jr.
Edward Darracott Vaughan, Jr.

Signature Page to Fourth Amended and Restated Investors’ Rights Agreement

PURCHASER:	JOHN T. CONNOR JR. AND SUSAN SCHOLLE CONNOR, tenants by the entirety

/s/ John T Connor Jr.
John T Connor Jr.

/s/ Susan Scholle Connor
Susan Scholle Connor

Signature Page to Fourth Amended and Restated Investors’ Rights Agreement

PURCHASER:

/s/ Jeffrey B. Larson
Jeffrey B. Larson

Signature Page to Fourth Amended and Restated Investors’ Rights Agreement

PURCHASER:

/s/ Megan Kelleher
Megan Kelleher

Signature Page to Fourth Amended and Restated Investors’ Rights Agreement

PURCHASER:	RUSNANO
an open joint stock company organized and existing under the laws of the Russian Federation

	By:	/s/ Audrey Malyshev
	Name:	Andrey Malyshev
	Title:	Deputy Chairman of the Management Board

Signature Page to Fourth Amended and Restated Investors’ Rights Agreement

SCHEDULE A

Names and Addresses of Purchasers

Polaris Venture Partners V, L.P.

1000 Winter Street, Suite 3350

Waltham, MA 02451

Attn: Amir H. Nashat

Fax: 781.290.0880

Polaris Venture Partners

Entrepreneurs’ Fund V, L.P.

1000 Winter Street, Suite 3350

Waltham, MA 02451

Attn: Amir H. Nashat

Fax: 781.290.0880

Polaris Venture Partners

Founders’ Fund V, L.P.

1000 Winter Street, Suite 3350

Waltham, MA 02451

Attn: Amir H. Nashat

Fax: 781.290.0880

Polaris Venture Partners

Special Founders’ Fund V, L.P.

1000 Winter Street, Suite 3350

Waltham, MA 02451

Attn: Amir H. Nashat

Fax: 781.290.0880

Flagship Ventures Fund 2004, L.P.

One Memorial Drive, 7th Floor

Cambridge, MA 02142

Fax: 617.868.1115

ARCH Venture Fund VII, L.P.

c/o ARCH Venture Partners

8725 W. Higgins Road, Suite 290

Chicago, IL 60631

Fax: ++ 1 773-380-6606

Alexandria Equities, LLC

385 E. Colorado Boulevard, Suite 299

Pasadena, CA 91101

Attn: Joel S. Marcus, CEO

investments@labspace.com

NanoDimension L.P.

Attention Jonathan Nicholson

Governor’s Square, Unit 3-213-6

P.O. Box 526 WB

23, Lime Tree Bay Ave

Grand Cayman, KYI-1302

Cayman Islands

Fax: 345 946 5558

DHK Investments, LLC

c/o Koch Family Management

4111 East 37th Street North

Wichita, KS 67220

Fax: 816.828.8602

Copies to (which does not constitute notice):

Koch Companies Public Sector, LLC

4111 East 37th Street North

Wichita, KS 67220

Attention: Raffaele G. Fazio

Fax: 816.828.8602

and

Jones Day

3161 Michelson Drive, Suite 800

Irvine, CA 92612

Attention: Craig S. Mordock

Fax: 949.553.7539

Peter W. Doelger

144 Beacon Street, Apt. 3

Boston, MA 02116-1449

Doelger Family 2006 Trust

FBO Emily M. Doelger

c/o Bruce A. Haverberg, Trustee

10 Tremont Street, Suite 200

Boston, MA 02108

Doelger Family 2006 Trust

FBO Matthew Doelger

c/o Bruce A. Haverberg, Trustee

10 Tremont Street, Suite 200

Boston, MA 02108

Hee-Jean Kim 2007 Trust

c/o Bruce A. Haverberg, Trustee

10 Tremont Street, Suite 200

Boston, MA 02108

Dimitris Bertsimas

43 Lantern Rd

Belmont, MA 02478-1706

In each case, with a copy to (which does not constitute notice):

Paul G. Roberts

300 First Avenue

Needham, MA. 02494

Fax: (781) 707-2551

Endeavour II L.P.

PO Box 255 Trafalgar Court

Les Banques

St Peter Port, Guernsey GY1 3QL

Channel Islands

Copy (which does not constitute notice) to:

Endeavour Vision SA

6 rue de la Croix d’Or

1204 Geneva, Switzerland

Gerald W. Blakeley, Jr.

Blakeley Investment Company

60 State Street - Suite 3400

Boston, MA 02109

Gerald W. Blakeley, III

Oyster Harbors 2057

250 Windswept Way

Osterville, MA 02655

In each case, with a copy to (which does not constitute notice):

William S. Abbott, Esq.

50 Congress Street, Suite 925

Boston, MA 02109

D2 Investment LLC

72 Pine Ridge Rd

Newton, MA 02468

Peter T. Scardino

345 E 68th Street

New York, NY 10065

Fax: (646) 422-1095

Edwin Darracott Vaughan, Jr.

89 Hollow Creek Road

Sheridan, WY 82801

Tel: (307) 671-0429

John T. Connor Jr. and Susan Scholle

Connor

PO Box 1916

Cotuit, MA 02635

Tel: (508) 428-2050

Jeffrey B. Larson

6 Arlington Street, Unit 5

Boston, MA 02116

Fax: 617-849-5910

Megan Kelleher

444 Far Reach Road

Westwood, MA 02090

Fax: 617-849-5910

RUSNANO

10A prospect 60-letiya Oktyabrya

Moscow, Russia 117036

Attn: Dmitriy Lisenkov

Fax: +74959885388

Attn: Leysan Shaydullina

Fax: +7495988538

SCHEDULE B

Names and Addresses of Licensor Stockholders

Massachusetts Institute of Technology

Treasurer’s Office

238 Main Street

Cambridge, MA 02142

Attention: Philip Rotner

Fax: 617.258.6676

The Brigham and Women’s Hospital, Inc.

75 Francis Street

Boston, MA 02115

Gwangju Institute of Science & Technology

1 Oryong-dong, Buk-gu

Gwangju 500-712

Republic of Korea

SCHEDULE C

Founder Trusts

The OCF Irrevocable Trust 2006

c/o Shadi K. Aryanpour, Trustee

490 Beacon Street

Chestnut Hill, MA 02476

The SAF Irrevocable Trust 2006

c/o Shadi K. Aryanpour, Trustee

490 Beacon Street

Chestnut Hill, MA 02476

Michael D. Langer Trust u/d/t 12/14/95

c/o Stephanie K. Meilman, Trustee

Law Office of Meilman & Costa, P.C.

70 Wells Avenue, Suite

200 Newton, MA 02459

Susan K. Langer Trust u/d/t 12/14/95

c/o Stephanie K. Meilman, Trustee

Law Office of Meilman & Costa, P.C.

70 Wells Avenue, Suite 200

Newton, MA 02459

Samuel A. Langer Trust u/d/t 12/14/95

c/o Stephanie K. Meilman, Trustee

Law Office of Meilman & Costa, P.C.

70 Wells Avenue, Suite 200

Newton, MA 02459

EXHIBIT A

PROJECT COMPANY REPORTING REQUIREMENTS

Document	Deadline for submitting

Balance Sheet (Form No 1, approved by the Order of the Ministry of Finance of the Russian Federation No 67n «On the forms of accounting of organizations» (onward - «Order No 67n»))	Quarterly, no later than 30 (thirty) days after the end of the reporting quarter

Income statement (Form No 2 approved by Order No 67n)	Quarterly, no later than 30 (thirty) days after the end of the reporting quarter

Statement of changes in the equity (form No 3, approved by Order No 67n)	Annually, no later than 90 (ninety) days after the end of the reporting year

Statement of cash flows (Form No 4, approved by Order No 67n)	Annually, no later than 90 (ninety) days after the end of the reporting year

Annex to the balance sheet (Form No 5, approved by Order No 67n)	Annually, no later than 90 (ninety) days after the end of the reporting year

Audit report	Annually, no later than 20 (twenty) business days from the date of approval at the annual shareholders’ meeting of the Russian Entity.

Tax returns for income tax, VAT and property tax	Annually, no later than 90 (ninety) days after the end of the reporting year

Statistical reports (forms of The State Committee of Statistics)

•      Information about the presence and movement of fixed assets (funds) and other non-financial assets 7/10/2009 No 132

•      The main data of the activity of the organization 7/28/2009 No 153

•      Information about the shipment of goods, works and services related to nanotechnologies 2/8/2010 No 83

•      Data on production output by (Russian) National Classification of Products by Economic Activities (NCPEA) 1/28/2010 No 76

Annually, no later than 90 (ninety) days after the end of the reporting year

•      Information about creation and use of advanced manufacturing technologies 10/30/2009 No 237

•      Information about the innovation activity of the organization 10/30/2009 No 237

•      Information about commercial technology exchange with foreign countries (partners) 8/20/2008 No 199

•      Information about investments in non-financial assets 7/10/2009 No 132

•      Information about investment activity 8/14/2008 No 189

•      Information on the number and wages of workers 8/26/2009 No 184

•      Information about the financial status of the organization 7/16/2009 No 139

•      Information on financial investments 7/16/2009 No 139

Appendix No 4 to form number P-1 approved by the Order of the (Russian) Federal State Statistics Service 2/8/2010 No 83	Quarterly, no later than the 20th (twentieth) day of the month following the reporting period

Statement of cash flows (using form mutually agreeable to the Project Company and Rusnano)	Monthly, no later than 5th (fifth) business day of the month following the reporting month

Income statement (using form mutually agreeable to the Project Company and Rusnano)	Quarterly, within 5 (five) business days after the date of submission of the Russian Entity’s financial statements for the corresponding period

Balance sheet (using form mutually agreeable to the Project Company and Rusnano)	Quarterly, within 5 (five) business days after the date of submission of the Russian Entity’s financial statements for the corresponding period

Certificate of Incorporation (original / certified copy) on the last working day of the reporting period	Annually no later than 5 (five) business days after the end of the reporting year and after applying the changes

Protocols of meetings of Russian Entity’s Board of Directors and participant(s) with all exhibits	Within 5 (five) business days after conducting the meeting

Statement of claim, court/arbitrage ruling determining the action with respect to the Russian Entity bankruptcy proceedings and/or the initiation of bankruptcy proceedings	Within 5 (five) business days after receipt of the statement of claim or ruling by the Russian Entity

Statement of claim, charges against the Russian Entity, settlement of which may materially affect the financial condition or business activities of Russian Entity (a substantial impact is a claim on more than 10% of Russian Entity’s current book value)

Within 5 (five) working days after receipt of the statement of claim by the Russian Entity

Information on enterprises (organizations) engaged in production activities in the field of nanoindustry	Within a month after the beginning of the development of products, related to nanotechnologies.

List of the affiliated persons of the Russian Entity, which shall include, as relevant: (1) any member of its board of directors, advisory board or other similar board or body; (2) any member of its executive body; (3) any person having executive authority, acting singly, on behalf of the Russian Entity; (4) persons in the same group of companies with the Russian Entity; (5) person(s) having control over 20% of the participation interests in the charter capital of the Russian Entity; and (6) person(s) in which the Russian Entity controls over 20% of its voting stock, other ownership interests or participation interests in its charter capital.

Annually, no later than 5 (five) business days after the end of the reporting year, and after the application of changes

Annual report on the progress of the Project (including performance against the Business Plan and R&D Plan) in the form mutually agreeable to the Project Company and Rusnano	Annually, no later than 20 (twenty) business days after the end of the reporting year

Accounting policies of the Russian Entity for the purposes of accounting and taxation	Annually, no later than 90 (ninety) days after the end of the reporting year

Is Quarterly report on the progress of the Project (including performance against the Business Plan and R&D Plan) in the form mutually agreeable to the Project Company and Rusnano	Quarterly no later than 30 (thirty) days after the end of the reporting quarter

Execution Version

AMENDMENT NO. 1

TO

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS AMENDMENT NO. 1 TO FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Amendment”) is made and entered into as of January 23, 2013, by and among BIND Biosciences, Inc., a Delaware corporation (the “Company”), and the undersigned stockholders of the Company.

WHEREAS, the Company and certain stockholders of the Company entered into that certain Fourth Amended and Restated Investors’ Rights Agreement, dated as of November 7, 2011 (as amended to date, the “Agreement”);

WHEREAS, pursuant to Section 6.5 of the Agreement, the Agreement may be amended by written agreement of (i) the Company, (ii) the Founders holding a majority of the shares of Common Stock then held by Founders and (iii) Purchasers holding at least sixty-five percent (65%) of the Outstanding Registrable Securities then held by Purchasers (collectively, the “Requisite Parties”);

WHEREAS, the Company and the undersigned stockholders of the Company constitute the Requisite Parties; and

WHEREAS, the parties hereto desire to amend the Agreement as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:

Section 1. Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Agreement.

Section 2. Amendments.

(a) For purposes of the Agreement, notwithstanding anything to the contrary in the Agreement, the defined term “Founder” shall mean Omid Farokhzad, Paul Goldenheim, Robert S. Langer, Jr., Shoku Ordukhani Kashi and the Founder Trusts.

(b) The fifth sentence of Section 6.5 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Notwithstanding anything to the contrary herein, this Agreement may be amended by the Company without the consent of any of the other parties hereto to (A) add as a party hereto and include information regarding and otherwise accommodate an additional purchaser of shares of the Series D Preferred Stock or Series BRN Preferred Stock (including a Co-Investor (as defined in the Purchase Agreement)) pursuant to the Purchase Agreement, as may be amended from time to time; provided that any such amendment does not materially and adversely affect the rights of any Purchaser under this Agreement (it being agreed that the issuance of additional shares of capital stock in accordance with the Purchase Agreement, as may be amended or modified from time to time in accordance with its terms, and the other Financing Agreements, each as may be amended or modified from time to time in accordance with its respective terms, shall not be deemed to affect the Purchasers under this Agreement) and (B) add as a party hereto and include information regarding and otherwise accommodate any purchaser of shares of Series D Preferred Stock pursuant to the Series D Preferred Stock Purchase Agreement dated as of January 23, 2013, among the Company and the purchasers named therein, as may be amended from time to time (the “Series D Preferred Stock Extension Purchase Agreement”).”

(c) Section 6.6 of the Agreement is hereby amended and restated in its entirety to read as follows:

“6.6 Additional Purchasers. Notwithstanding Section 6.5, any person or entity that purchases (i) Series BRN Preferred Stock as a Co-Investor (as defined in the Purchase Agreement) under the Purchase Agreement or (ii) Series D Preferred Stock under the Series D Preferred Stock Extension Purchase Agreement, unless already a party to this Agreement, shall become a party to this Agreement by executing and delivering to the Company a counterpart signature page to this Agreement, and thereupon shall be deemed a “Purchaser” for all purposes of this Agreement, and the Company shall amend Schedule A hereto to add the name and address of such Purchaser. No such accession instrument shall be effective unless and until accepted in writing by the Company. No action or consent by the Purchasers or Initial Stockholders shall be required for such joinder to this Agreement by such Co-Investor or such other purchaser or any aforesaid amendment of Schedule A, so long as such Co-Investor or such other purchaser has agreed in writing to be bound by all of the obligations as a “Purchaser” hereunder.”

(d) A new Section 6.7 of the Agreement is hereby inserted immediately following Section 6.6 of the Agreement to read as follows:

“6.7 Construction. A reference to a Section or Schedule shall mean a Section in or Schedule to this Agreement unless otherwise expressly stated. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.”

(e) Schedule C of the Agreement is hereby amended and restated in its entirety to read as set forth on Schedule C of this Amendment.

Section 3. No Other Amendments; Conflicts. No term or provision of the Agreement shall be affected by this Amendment, unless specifically set forth herein and any term or provision not affected by this Amendment shall remain in full force and effect following the date hereof. In the event of a conflict between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall control.

Section 4. Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.

Section 5. Captions; Pronouns. All articles and section headings or captions contained in this Amendment are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Amendment or the intent of any provision thereof.

Section 6. Severability. If any provision of this Amendment or application to any party or circumstance shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Amendment or the application of such provision to any other party or circumstances shall not be affected thereby, and each provision shall be valid and shall be enforced to the fullest extent permitted by law.

Section 7. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. The exchange of copies of this Amendment and of signature pages by facsimile transmission or other electronic means shall constitute effective execution and delivery of this Amendment as to the parties and may be used in lieu of the original Amendment for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

BIND BIOSCIENCES, INC.

By:	/s/ Scott Minick
Name:	Scott Minick
Title:	President and CEO

Signature Page to Amendment No. 1 to Fourth Amended and Restated Investors’ Rights Agreement

FOUNDERS:	/s/ Omid Farokhzad
Omid Farokhzad

Paul Goldenheim

/s/ Robert S. Langer, Jr.
Robert S. Langer, Jr.

/s/ Shoku Ordukhani Kashi
Shoku Ordukhani Kashi

SHADI K. ARYANPOUR AS TRUSTEE OF SAF-BND TRUST

	By:	/s/ Shadi K. Aryanpour
Shadi K. Aryanpour, Trustee

REZA ARYANPOUR AS TRUSTEE OF OCF-BND TRUST

	By:	/s/ Reza Aryanpour
Reza Aryanpour, Trustee

AIMEE HAMILTON AS TRUSTEE OF MICHAEL D. LANGER TRUST U/D/T 12/14/95 SUSAN K. LANGER TRUST U/D/T 12/14/1995, and SAMUEL A. LANGER TRUST U/D/T 12/14/1995

	By:	/s/ Aimee Hamilton
Aimee Hamilton,
Additional Trustee Amended Trust

Signature Page to Amendment No. 1 to Fourth Amended and Restated Investors’ Rights Agreement

PURCHASERS:	POLARIS VENTURE PARTNERS V, L.P.
	By:	POLARIS VENTURE MANAGEMENT CO. V, L.L.C., its General Partner

		By:	/s/ William E. Bilodeau
William E. Bilodeau
Attorney-in-fact

POLARIS VENTURE PARTNERS ENTREPRENEURS’ FUND V, L.P.

	By:	POLARIS VENTURE MANAGEMENT CO. V, L.L.C., its General Partner

		By:	/s/ William E. Bilodeau
William E. Bilodeau
Attorney-in-fact

POLARIS VENTURE PARTNERS FOUNDERS’ FUND V, L.P.

	By:	POLARIS VENTURE MANAGEMENT CO. V, L.L.C., its General Partner

		By:	/s/ William E. Bilodeau
William E. Bilodeau
Attorney-in-fact

POLARIS VENTURE PARTNERS SPECIAL FOUNDERS’ FUND V, L.P.

	By:	POLARIS VENTURE MANAGEMENT CO. V, L.L.C., its General Partner

		By:	/s/ William E. Bilodeau
William E. Bilodeau
Attorney-in-fact

Signature Page to Amendment No. 1 to Fourth Amended and Restated Investors’ Rights Agreement

PURCHASER:	FLAGSHIP VENTURES FUND 2004, L.P.

	By:	FLAGSHIP VENTURES GENERAL PARTNER LLC, its General Partner

		By:	/s/ Noubar Afeyan
Noubar Afeyan
Managing Partner and CEO

Signature Page to Amendment No. 1 to Fourth Amended and Restated Investors’ Rights Agreement

PURCHASER:	ARCH VENTURE FUND VII, L.P.

	By:	ARCH VENTURE PARTNERS VII, L.P.
	Its:	General Partner

	By:	ARCH VENTURE PARTNERS VII, LLC
	Its:	General Partner

	By:	/s/ Keith L. Crandell
	Its:	Managing Director

Signature Page to Amendment No. 1 to Fourth Amended and Restated Investors’ Rights Agreement

PURCHASER:	NANODIMENSION, L.P.

	By:	NanoDimension Management Limited, its General Partner

	By:	/s/ Jonathan Nicholson
Jonathan Nicholson, Director

Signature Page to Amendment No. 1 to Fourth Amended and Restated Investors’ Rights Agreement

PURCHASER:	DHK INVESTMENTS, LLC

	By:	/s/ David H. Koch
David H. Koch
Manager

Signature Page to Amendment No. 1 to Fourth Amended and Restated Investors’ Rights Agreement

PURCHASER:

/s/ Peter W. Doelger
Peter W. Doelger

Signature Page to Amendment No. 1 to Fourth Amended and Restated Investors’ Rights Agreement

PURCHASER:	DOELGER FAMILY 2006 TRUST
FBO EMILY M. DOELGER

/s/ Bruce A. Haverberg
Bruce A. Haverberg, Trustee

DOELGER FAMILY 2006 TRUST
FBO MATTHEW DOELGER

/s/ Bruce A. Haverberg
Bruce A. Haverberg, Trustee

HEE-JEAN KIM 2007 TRUST

/s/ Bruce A. Haverberg
Bruce A. Haverberg, Trustee

Signature Page to Amendment No. 1 to Fourth Amended and Restated Investors’ Rights Agreement

PURCHASER:

/s/ Dimitris Bertsimas
Dimitris Bertsimas

Signature Page to Amendment No. 1 to Fourth Amended and Restated Investors’ Rights Agreement

PURCHASER:	ENDEAVOUR II L.P.

	By:	ENDEAVOUR PARTNERS GP LIMITED
its General Partner

	By:	/s/ John Bridle
		Name:	John Bridle
		Title:	Director

Signature Page to Amendment No. 1 to Fourth Amended and Restated Investors’ Rights Agreement

PURCHASER:

/s/ Gerald W. Blakeley, Jr.
Gerald W. Blakeley, Jr.

Signature Page to Amendment No. 1 to Fourth Amended and Restated Investors’ Rights Agreement

PURCHASER:

/s/ Gerald W. Blakeley, III
Gerald W. Blakeley, III

Signature Page to Amendment No. 1 to Fourth Amended and Restated Investors’ Rights Agreement

PURCHASER:	D2 INVESTMENT LLC

	By:	/s/ Chris Kryder
Chris Kryder
Manager

Signature Page to Amendment No. 1 to Fourth Amended and Restated Investors’ Rights Agreement

PURCHASER:

/s/ Peter T. Scardino
Peter T. Scardino

Signature Page to Amendment No. 1 to Fourth Amended and Restated Investors’ Rights Agreement

PURCHASER:

/s/ Edwin Darracott Vaughan, Jr.
Edwin Darracott Vaughan, Jr.

Signature Page to Amendment No. 1 to Fourth Amended and Restated Investors’ Rights Agreement

PURCHASER:	JOHN T. CONNOR JR. AND SUSAN SCHOLLE CONNOR, tenants by the entirety

/s/ John T. Connor Jr.
John T. Connor Jr.

/s/ Susan Scholle Connor
Susan Scholle Connor

Signature Page to Amendment No. 1 to Fourth Amended and Restated Investors’ Rights Agreement

PURCHASER:

/s/ Jeffrey B. Larson
Jeffrey B. Larson

Signature Page to Amendment No. 1 to Fourth Amended and Restated Investors’ Rights Agreement

PURCHASER:

/s/ Megan Kelleher
Megan Kelleher

Signature Page to Amendment No. 1 to Fourth Amended and Restated Investors’ Rights Agreement

PURCHASER:	RUSNANO
an open joint stock company organized and existing under the laws of the Russian Federation

	By:	/s/ Audrey Rappoport
	Name:	Audrey Rappoport
	Title:	First Deputy Chairman of the Management

Signature Page to Amendment No. 1 to Fourth Amended and Restated Investors’ Rights Agreement

SCHEDULE C

Founder Trusts

OCF-BND TRUST

c/o Reza Aryanpour, Trustee

19 Heron Drive

Mill Valley, CA 94941

SAF-BND TRUST

c/o Shadi K. Aryanpour, Trustee

15 Laura Road

Waban, MA 02468

Michael D. Langer Trust u/d/t 12/14/95

c/o Stephanie K. Meilman, Trustee

Law Office of Meilman & Costa, P.C.

70 Wells Avenue, Suite 200

Newton, MA 02459

Susan K. Langer Trust u/d/t 12/14/95

c/o Stephanie K. Meilman, Trustee

Law Office of Meilman & Costa, P.C.

70 Wells Avenue, Suite 200

Newton, MA 02459

Samuel A. Langer Trust u/d/t 12/14/95

c/o Stephanie K. Meilman, Trustee

Law Office of Meilman & Costa, P.C.

70 Wells Avenue, Suite

200 Newton, MA 02459

AMENDMENT NO. 2

TO

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS AMENDMENT NO. 2 TO FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Amendment”) is made and entered into as of August 28, 2013, by and among BIND Therapeutics, Inc., a Delaware corporation (the “Company”), and the undersigned stockholders of the Company.

WHEREAS, the Company and certain stockholders of the Company entered into that certain Fourth Amended and Restated Investors’ Rights Agreement, dated as of November 7, 2011 (as amended to date, the “Agreement”);

WHEREAS, pursuant to Section 6.5 of the Agreement, the Agreement may be amended by written agreement of (i) the Company, (ii) the Founders holding a majority of the shares of Common Stock then held by Founders and (iii) Purchasers holding at least sixty-five percent (65%) of the Outstanding Registrable Securities then held by Purchasers (collectively, the “Requisite Parties”);

WHEREAS, the Company and the undersigned stockholders of the Company constitute the Requisite Parties; and

WHEREAS, the parties hereto desire to amend the Agreement as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:

Section 1. Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Agreement.

Section 2. Amendments.

(a) Section 3.1(i) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(i) “Registrable Securities” means (i) the Common Stock held by the Founders and their Permitted Transferees as of the effectiveness of the registration statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering by the Company of its securities, (ii) the Common Stock issuable or issued upon conversion of the Preferred Stock, and (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right, or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in (i) or (ii) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which the rights under this Section 3 are not properly assigned, and excluding any shares for which registration rights have terminated pursuant to Section 3.13 of this Agreement. For the avoidance of doubt, “Registrable Securities” shall not include the Common Stock issuable upon conversion of the Series BRN Preferred Stock.”

(b) The second sentence of Section 3.3(b) of the Agreement is hereby amended and restated in its entirety to read as follows:

“If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities to be sold (other than by the Company) that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering; provided, however, there shall first be excluded from such registration statement all shares of Common Stock sought to be included therein by (i) any director, consultant, officer, or employee of the Company or any subsidiary thereof, other than the Founders and their Permitted Transferees, and (ii) stockholders exercising any contractual or incidental registration rights subordinate and junior to the rights of the Preferred Stock Holders and the Founders and their Permitted Transferees.”

(c) The second sentence of Section 6.5 of the Agreement is hereby amended and restated in its entirety to read as follows:

“No amendment, modification or termination of, or, except as otherwise provided in Section 2.7, waiver under, any provision of this Agreement shall be valid unless in writing and signed by (i) the Company and (ii) the Purchasers and/or the Founders, voting together as a single class, holding a majority of the Outstanding Registrable Securities then held by a Purchaser or Founder, and any such amendment, modification, termination or waiver shall be binding on all parties hereto; provided, however, that no amendment, modification or waiver under this Agreement shall be made to the proviso of the first sentence of Section 2.7 without the written consent of DHK, unless DHK ceases to hold at least the DHK Minimum Percentage (other than by reason of the Company’s failure to comply with such proviso), in which case such consent shall not be required; provided further, that any such waiver or amendment which materially and adversely affects the rights, privileges, duties or obligations of a Purchaser or Founder in a manner materially different than those of all other Purchasers and Founders shall not be effective against such affected Purchaser or Founder without the written consent of such affected Purchaser or Founder.”

Section 3. No Other Amendments; Conflicts. No term or provision of the Agreement shall be affected by this Amendment, unless specifically set forth herein and any term or provision not affected by this Amendment shall remain in full force and effect following the date hereof. In the event of a conflict between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall control.

Section 4. Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.

Section 5. Captions; Pronouns. All articles and section headings or captions contained in this Amendment are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Amendment or the intent of any provision thereof.

Section 6. Severability. If any provision of this Amendment or application to any party or circumstance shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Amendment or the application of such provision to any other party or circumstances shall not be affected thereby, and each provision shall be valid and shall be enforced to the fullest extent permitted by law.

Section 7. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. The exchange of copies of this Amendment and of signature pages by facsimile transmission or other electronic means shall constitute effective execution and delivery of this Amendment as to the parties and may be used in lieu of the original Amendment for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

BIND THERAPEUTICS, INC.

By:	/s/ Scott Minick
Name:	Scott Minick
Title:	President & CEO

Signature Page to Amendment No. 2 to Fourth Amended and Restated Investors’ Rights Agreement

FOUNDERS:	/s/ Omid Farokhzad
Omid Farokhzad

Paul Goldenheim

/s/ Robert S. Langer, Jr.
Robert S. Langer, Jr.

/s/ Shoku Ordukhani Kashi
Shoku Ordukhani Kashi

SHADI K. ARYANPOUR AS TRUSTEE OF SAF-BND TRUST

	By:	/s/ Shadi K. Aryanpour
Shadi K. Aryanpour, Trustee

REZA ARYANPOUR AS TRUSTEE OF OCF-BND TRUST

	By:	/s/ Reza Aryanpour
Reza Aryanpour, Trustee

MICHAEL D. LANGER TRUST U/D/T 12/14/95 SUSAN K. LANGER TRUST U/D/T 12/14/1995, and SAMUEL A. LANGER TRUST U/D/T 12/14/1995

	By:	/s/ Aimee Hamilton
Name: Aimee Hamilton
Title: Trustee

Signature Page to Amendment No. 2 to Fourth Amended and Restated Investors’ Rights Agreement

PURCHASERS:	POLARIS VENTURE PARTNERS V, L.P.

	By:	POLARIS VENTURE MANAGEMENT CO. V, L.L.C., its General Partner

		By:	/s/ William E. Bilodeau
William E. Bilodeau
Attorney-in-fact

POLARIS VENTURE PARTNERS ENTREPRENEURS’ FUND V, L.P.

	By:	POLARIS VENTURE MANAGEMENT CO. V, L.L.C., its General Partner

		By:	/s/ William E. Bilodeau
William E. Bilodeau
Attorney-in-fact

POLARIS VENTURE PARTNERS FOUNDERS’ FUND V, L.P.

	By:	POLARIS VENTURE MANAGEMENT CO. V, L.L.C., its General Partner

		By:	/s/ William E. Bilodeau
William E. Bilodeau
Attorney-in-fact

POLARIS VENTURE PARTNERS SPECIAL FOUNDERS’ FUND V, L.P.

	By:	POLARIS VENTURE MANAGEMENT CO. V, L.L.C., its General Partner

		By:	/s/ William E. Bilodeau
William E. Bilodeau
Attorney-in-fact

Signature Page to Amendment No. 2 to Fourth Amended and Restated Investors’ Rights Agreement

PURCHASER:	FLAGSHIP VENTURES FUND 2004, L.P.

	By:	FLAGSHIP VENTURES GENERAL PARTNER LLC, its General Partner

		By:	/s/ Noubar Afeyan
Noubar Afeyan
Managing Partner and CEO

Signature Page to Amendment No. 2 to Fourth Amended and Restated Investors’ Rights Agreement

PURCHASER:	ARCH VENTURE FUND VII, L.P.

	By:	ARCH VENTURE PARTNERS VII, L.P.
	Its:	General Partner

	By:	ARCH VENTURE PARTNERS VII, LLC
	Its:	General Partner

	By:	/s/ Keith L. Crandell
	Its:	Managing Director, Keith L. Crandell

Signature Page to Amendment No. 2 to Fourth Amended and Restated Investors’ Rights Agreement

PURCHASER:	NANODIMENSION, L.P.

	By:	NanoDimension Management Limited, its
General Partner

	By:	/s/ Jonathan Nicholson
Jonathan Nicholson, Director

Signature Page to Amendment No. 2 to Fourth Amended and Restated Investors’ Rights Agreement

PURCHASER:

/s/ Peter W. Doelger
Peter W. Doelger

Signature Page to Amendment No. 2 to Fourth Amended and Restated Investors’ Rights Agreement

PURCHASER:	DOELGER FAMILY 2006 TRUST FBO EMILY M. DOELGER

/s/ Bruce A. Haverberg
Bruce A. Haverberg, Trustee

DOELGER FAMILY 2006 TRUST
FBO MATTHEW DOELGER

/s/ Bruce A. Haverberg
Bruce A. Haverberg, Trustee

HEE-JEAN KIM 2007 TRUST

/s/ Bruce A. Haverberg
Bruce A. Haverberg, Trustee

Signature Page to Amendment No. 2 to Fourth Amended and Restated Investors’ Rights Agreement

PURCHASER:

/s/ Dimitris Bertsimas
Dimitris Bertsimas

Signature Page to Amendment No. 2 to Fourth Amended and Restated Investors’ Rights Agreement

PURCHASER:	ENDEAVOUR II L.P.

	By:	ENDEAVOUR PARTNERS GP LIMITED
its General Partner

	By:	/s/ Nigel Carey
Name: Nigel Carey
Title: Director

Signature Page to Amendment No. 2 to Fourth Amended and Restated Investors’ Rights Agreement

PURCHASER:

/s/ Gerald W. Blakeley, Jr.
Gerald W. Blakeley, Jr.

Signature Page to Amendment No. 2 to Fourth Amended and Restated Investors’ Rights Agreement

PURCHASER:

/s/ Gerald W. Blakeley, III
Gerald W. Blakeley, III

Signature Page to Amendment No. 2 to Fourth Amended and Restated Investors’ Rights Agreement

PURCHASER:	D2 INVESTMENT LLC

	By:	/s/ Chris Kryder
Chris Kryder
Manager

Signature Page to Amendment No. 2 to Fourth Amended and Restated Investors’ Rights Agreement

PURCHASER:

/s/ Edwin Darracott Vaughan, Jr.
Edwin Darracott Vaughan, Jr.

Signature Page to Amendment No. 2 to Fourth Amended and Restated Investors’ Rights Agreement

PURCHASER:	JOHN T. CONNOR JR. AND SUSAN SCHOLLE CONNOR, tenants by the entirety

/s/ John T. Connor Jr.
John T. Connor Jr.

/s/ Susan Scholle Connor
Susan Scholle Connor

Signature Page to Amendment No. 2 to Fourth Amended and Restated Investors’ Rights Agreement

PURCHASER:

/s/ Jeffrey B. Larson
Jeffrey B. Larson

Signature Page to Amendment No. 2 to Fourth Amended and Restated Investors’ Rights Agreement

PURCHASER:

/s/ Megan Kelleher
Megan Kelleher

Signature Page to Amendment No. 2 to Fourth Amended and Restated Investors’ Rights Agreement